UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021
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ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures in Item 2.03 below relating to the execution of the Financing Agreements (as defined below) in connection with Closing of the Acquisition (as such terms are defined below) are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures in Item 2.03 below relating to the termination of the Old Credit Agreement (as defined below) in connection with the Closing of the Acquisition (as such terms are defined below) are incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 15, 2021 (the “Closing Date”), Rocky Brands, Inc.(the “Company”) completed its acquisition of the performance and lifestyle footwear business of Honeywell International, Inc., including The Original Muck Boot Company and XTRATUF footwear brands (the “Acquisition”).

In accordance with the terms of the Purchase Agreement (the “Purchase Agreement”), dated January 24, 2021, by and among Honeywell Safety Products USA, Inc., North Safety Products Limited, Honeywell Safety Products (UK) Limited, North Safety de Mexicali S de R.L. de C.V., and Honeywell (China) Co. Ltd. and the Company, the Company paid a purchase price of $230,000,000 in exchange for (i) all of the issued and outstanding equity interests of US Footwear Holdings LLC, a Delaware limited liability company, UK Footwear Holdings Limited, a U.K. private limited company, Mexico FW Holdings S de R.L. de C.V, a Mexico private limited company, and Honeywell Safety Products (Chuzhou) Ltd., a China private limited company (collectively, the “Acquired Companies”), and (ii) certain additional assets and liabilities related to the purchased business. The Company funded the purchase price with borrowings under its Financing Agreements and cash on hand.

Effective as of the Closing Date, US Footwear Holdings LLC became a wholly owned subsidiary of Rocky Brands, Inc., and the remaining Acquired Companies became wholly owned subsidiaries of Rocky Brands International, LLC, an Ohio limited liability company and existing subsidiary of the Company.

The material terms of the Purchase Agreement were previously disclosed in Item 1.01 of the Current Report on Form 8-K, filed on January 26, 2021, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Acquisition, on March 15, 2021, the Company entered into (i) an ABL Loan and Security Agreement with Bank of America, N.A. (“Bank of America”) as Agent, Sole Lead Arranger and Sole Bookrunner (the “ABL Loan Agreement”), attached hereto as Exhibit 10.1, and (ii) a Loan and Security Agreement with TCW Asset Management Company LLC (“TCW”) as Agent for certain term loan lenders (the “TCW Loan Agreement”), attached hereto as Exhibit 10.2 (collectively, the “Financing Agreements”). All capitalized terms not otherwise defined herein are defined in the respective Financing Agreements.

On March 15, 2021, upon execution of the Financing Agreements, the Company entered into an agreement with The Huntington National Bank to terminate its existing $75 million credit agreement (the “Old Credit Agreement”), dated February 13, 2019, as amended, between the Company, the lenders party thereto, and The Huntington National Bank, as Administrative Agent.

The ABL Loan Agreement consists of a $150,000,000 senior secured asset-based credit facility with a $50,000,000 accordion feature. The TCW Loan Agreement consists of a $130,000,000 senior secured term loan facility.

Each of the Financing Agreements contain certain restrictive affirmative and negative covenants, including limitations on indebtedness, asset sales and acquisitions. Principal financial covenants include: maintaining a minimum fixed charge coverage ratio (tested quarterly) of not less than 1.00:1.0 and increasing over time to not less than 1.10:1.0 (tested quarterly); and maintaining a total leverage ratio of not greater than 4.00:1.0 and decreasing over time to 3.00:1.0. The fixed charge coverage ratio is calculated as (a) EBITDA minus the sum of (i) Capital Expenditures (except those financed with Borrowed Money other than under the Financing Agreements) and (ii) cash income taxes paid, to (b) Fixed Charges, with Fixed Charges being the sum of (x) interest expense (other than payment-in-kind), (y) scheduled principal payments made on Borrowed Money, and (c) Distributions paid in cash by the Company. The total leverage ratio is calculated as Total Debt to EBITDA. When the test periods for the financial covenant include periods prior to the Acquisition, such calculations are done on a pro forma basis. In addition, the Financing Agreements contain other customary affirmative and negative covenants such as those which (subject to certain thresholds) limit the ability of the Company and its subsidiaries to, among other things, incur debt, incur liens, engage in mergers, consolidations, liquidations or acquisitions, enter into new lines of business not related to the Company’s current lines of business, make certain investments, make distributions on or repurchase its equity securities, engage in transactions with affiliates, or enter into certain hedging obligations. Events of default under the Financing Agreements include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of the Company. The events of default would permit the lenders to terminate commitments and accelerate the maturity of borrowings under the Financing Agreements if not cured within applicable grace periods.

The Financing Agreements, along with cash on hand, will be sufficient for the Company to pay the purchase price and other amounts required to be paid in connection with the Purchase Agreement.

At March 15, 2021, the Company has $210,000,000 in borrowings under the Financing Agreements.

The foregoing description of the Financing Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and attached hereto.

Item 7.01 Regulation FD Disclosure.

On March 15, 2021, the Company issued a press release announcing the closing of the Transaction. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financing Statements of Businesses Acquired

The Company intends to file the financial statements required by Item 9.01(a) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file any pro forma financial statements required by Item 9.01(b) of Form 8-K by amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1*	ABL Loan and Security Agreement, dated March 15, 2021, between the Company and Bank of America, N.A.
Exhibit 10.2*	Loan and Security Agreement, dated March 15, 2021, between the Company and TCW Asset Management Company LLC.
Exhibit 99.1	Press Release, dated March 15, 2021, entitled “Rocky Brands, Inc. Announces Completion of Acquisition of Leading Brand Portfolio From Honeywell Including the Original Muck Boot Company and XTRATUF.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K and the exhibits included contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to the Company’s acquisition of the Acquired Companies and the Additional Acquired Assets, including risks inherent in the achievement of expected financial results and cost synergies for the acquisition and the timing thereof; risks that the transaction may be disruptive to the Company or the Acquired Companies or their respective management teams; the effect of closing of the transaction on the Acquired Companies’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to integration of the businesses and other factors. Additional information concerning other risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the SEC over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this Current Report on Form 8-K or the exhibits included or to reflect any changes in the Company’s expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer